Second Quarter 2016 Earnings Presentation Exhibit 99.2

Important Notice This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares Management, L.P. (“Ares”), including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and Ares assumes no obligation to update or revise any such forward-looking statements. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds, as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Ares. Management uses certain non-GAAP financial measures, including assets under management, fee earning assets under management, fee paying assets under management, economic net income and distributable earnings, to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds that the company consolidates with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. Confidential – Not for Publication or Distribution 2

Second Quarter Highlights • Available Capital increased to $24.3 billion • Fee Related Earnings of $39.6 million *Additional metric established to provide transparency on AUM currently paying direct management fees. For definition of FPAUM, please refer to the “Glossary” slide in the appendix. 1. Net inflows represents gross commitments less redemptions. 2. Includes ARCC Part I Fees of $29.0 million for the three months ended June 30, 2016. Difference between GAAP and Stand Alone management fees is $4.1 million from consolidated funds. 3. Total units of 214,682,779 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company’s equity-based awards. Please refer to slides 18 and 32 in this presentation for further information. 4. Payable on September 6, 2016 to unitholders of record as of August 23, 2016. Confidential – Not for Publication or Distribution 3 Distributable Earnings and Distributions • Distributable Earnings of $76.8 million • Distributable Earnings (after-tax) of $0.31 per common unit • Declared Q2-16 distribution of $0.28 per common unit(4) Financial Results • GAAP Net Income Attributable to Ares Management, L.P. of $37.6 million, or $0.46 per unit • GAAP Management Fees of $158.5 million(2) • Stand Alone Management Fees of $162.6 million(2) • Performance Related Earnings of $62.8 million • Economic Net Income of $102.4 million, after-tax Economic Net Income of $0.44 per unit(3) Assets Under Management • Total Assets Under Management of $95.3 billion • Total Fee Earning AUM of $66.8 billion • Total Fee Paying AUM of $59.1 billion* • AUM Not Yet Earning Fees increased to $17.7 billion • Raised $4.4 billion in gross new capital with net inflows of $4.0 billion(1) • Capital deployment of $4.4 billion of which $2.4 billion was related to our drawdown funds

Gross New Capital Commitments – Second Quarter(1) 1. Represents gross new commitments during Q2-16, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. $ in millions Q2 2016 Comments Credit Group Ares Capital Europe III ("ACE III") $1,062 New commitments bringing total capital commitments to $4.0 billion, including $2.8 billion in equity and $1.2 billion in debt High Yield $868 New and additional equity commitments to high yield mandates Structured Credit $578 New and additional equity commitments to multiple structured credit funds Ares XXXIX CLO, Ltd. $510 Priced new U.S. CLO; closing occurred in Q3-16 U.S. Direct Lending $400 New debt commitments for U.S. direct lending mandate Credit Opportunities $302 New equity income focused mandate Other Syndicated Loans $187 New and additional equity commitments to various funds Total Credit Group $3,908 Private Equity Group Ares Corporate Opportunities Fund V ("ACOF V") $35 Additional final commitments bringing total commitments to $7.85 billion Total Private Equity Group $35 Real Estate Group U.S. and E.U. Equity $401 New and additional equity commitments and co-investments Ares Commercial Real Estate ("ACRE") $100 Additional debt commitments Total Real Estate Group $501 Total $4,444

Assets Under Management AUM of $95.3 billion as of June 30, 2016 increased 8.8% year over year • • $24.7 billion in gross new capital commitments over the last twelve months Q2-16 gross new commitments of $4.4 billion, of which $1.4 billion is already earning fees and another $2.6 billion is expected to become FEAUM and FPAUM upon deployment or initiation of the investment period AUM growth was partially offset by distributions of $1.5 billion, primarily in funds in the Private Equity and Real Estate Groups and capital reductions(1) of $1.4 billion, primarily driven by the paydown of loans in ARCC’s SSLP program, a repayment of convertible notes issued by ARCC and run-off in U.S. CLOs • FEAUM of $66.8 billion as of June 30, 2016 increased 1.2% year over year •Increase in FEAUM was primarily attributable to new capital commitments and deployment in the Credit and Real Estate Groups and was partially offset by reductions in leverage in SSLP and other liquid credit vehicles •FEAUM does not include $7.6 billion in fee eligible AUM from ACOF V, which will be activated upon the fund’s first investment FPAUM of $59.1 billion increased 6.4% year over year driven by new capital commitments and deployment in the Credit and Real Estate Groups $95.3 $93.5 $87.5 $66.6 $66.8 $66.0 $59.1 $58.3 $55.6 Q2-15 Q1-16 Q2-16 Q2-15 Credit Q1-16 Private Equity Q2-16 Real Estate Q2-15 Credit Q1-16 Private Equity Q2-16 Real Estate Credit Private Equity Real Estate Note: For definitions of AUM, FEAUM and FPAUM please refer to the “Glossary” slide in the appendix. 1. Capital reduction represents a change in leverage. 2. Asset growth involved a combination of net new capital raised, asset appreciation and asset acquisition. Confidential – Not for Publication or Distribution 5 $6.7 $6.6 $5.7 $11.1 $11.0 $10.8 $40.5 $41.4 $39.0 $5.7 $6.7 $6.6 $10.8 $11.1 $11.0 $49.4 $48.8 $49.2 $10.2 $10.1 $10.0 $23.0 $23.3 $14.7 $62.1 $62.9 $60.0 FPAUM(2) ($ in billions) AUM(2) ($ in billions) FEAUM(2) ($ in billions)

AUM, FEAUM and FPAUM Duration As of June 30, 2016, approximately 78% of AUM, 75% of FEAUM and 72% of FPAUM was in capital with a duration greater than 3 years 16% 12% 15% 20% 23% 17% 6% 8% 15% 8% 5% 26% 21% 22% 25% 31% 25% Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Managed Accounts Confidential – Not for Publication or Distribution 6 FEAUM FPAUM AUM

Incentive Eligible AUM and Incentive Generating AUM

- Incentive Eligible AUM of $49.4 billion as of June 30, 2016 grew 3.2% quarter over quarter
- Incentive Generating AUM of $14.7 billion as of June 30, 2016 grew 38.3% quarter over quarter, primarily driven by ACOF IV as it exceeded its hurdle rate, as well as additional deployment and market appreciation by funds in our Private Equity and Credit Groups
- Of the $30.3 billion of incentive eligible AUM that is currently invested (including capital appreciation), 48.3% is incentive generating
  - Of the $15.7 billion of incentive eligible AUM that is not above the hurdle, 64.4% is within 1% of reaching its hurdle rate

Incentive Eligible AUM[1]



($ in millions)
$38,340
$47,878
$49,422
$6,171
$9,809
$22,361
$6,846
$17,829
$23,203
$7,087
$17,808
$24,526
Q2-15
Q1-16
Q2-16
Credit
Private Equity
Real Estate
Incentive Eligible AUM:
$49.4 billion
$8,665
$14,652
$6,998
$19,106
Incentive Generating
To Be Invested
Not Above Hurdle
ARCC Part II Fees Not Above Hurdle(2)
Incentive Generating AUM:
$14.7 billion
$2,078
$4,719
$7,855
Credit
Private Equity
Real Estate

Note: For definitions of IGAUM and IEAUM please refer to the "Glossary" slide in the appendix.

1. Significant funds not contributing incentive fees as of June 30, 2016 included ACOF Asia, Ares European Real Estate Fund IV, ACRE and ARCC. However, ARCC continued to generate ARCC Part I Fees, which are treated as management fees.
2. ARCC Part II Fees are paid when cumulative realized gains exceed cumulative realized losses and unrealized losses less any amounts paid in previous periods. As of June 30, 2016, cumulative realized gains were below the required hurdle by an amount totaling less than 0.5% of the underlying portfolio of $8.7 billion.

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Available Capital and AUM Not Yet Earning Fees Summary

Available Capital as of June 30, 2016 increased 32.5% year over year and 5.7% quarter over quarter

- Available Capital increased from $23.0 billion in Q1-16 to $24.3 billion in Q2-16
  - The increase was primarily driven by new fund commitments to mandates in the Credit Group, including additional equity and debt commitments to ACE III and recallable distributions in the power and infrastructure strategy in the Private Equity Group

AUM Not Yet Earning Fees* as of June 30, 2016 increased 74.9% year over year and 7.1% quarter over quarter

- AUM Not Yet Earning Fees increased from $16.5 billion in Q1-16 to $17.7 billion in Q2-16, driven by additional equity and debt capital commitments, primarily raised in U.S. and E.U. Direct Lending and Structured Credit funds, offset by deployment and debt reductions in certain funds in the Credit Group

Available Capital ($ in millions)



$18,324
$3,390
$3,641
$11,294
$22,980
$3,591
$10,413
$8,976
$24,289
$3,645
$10,774
$9,870
Q2-15
Q1-16
Q2-16
Credit
Private Equity
Real Estate

AUM Not Yet Earning Fees ($ in millions)



$10,101
$1,058
$923
$8,120
$16,499
$892
$8,051
$7,557
$17,666
$985
$8,054
$8,626
Q2-15
Q1-16
Q2-16
Credit
Private Equity
Real Estate

*AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn management fees.

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AUM Not Yet Earning Fees Summary

As of June 30, 2016, AUM Not Yet Earning Fees of $17.7 billion could generate approximately $206.1 million in potential incremental annual management fees, of which $186.3 million relates to the $15.7 billion of AUM Available for Future Deployment*

$15.7 billion of AUM Not Yet Earning Fees was available for future deployment as of June 30, 2016

- The $15.7 billion includes, among other funds, $7.6 billion in ACOF V, $2.1 billion in ACE III, $1.1 billion in Structured Credit funds, and $1.0 billion in SSF IV

AUM Not Yet Earning Fees: $17.7 billion	AUM Not Yet Earning Fees Available for Future Deployment:$15.7 billion



$15,697
$698
$915
$356

($ in millions)

- Capital Available for Future Deployment
- Capital Available for Deployment for Follow-on Investments[1]
- Available Capital Currently in Funds Unlikely to be Drawn due to Leverage Targets and Restrictions
- Funds in or Expected to be in Wind-Down

$15.7 billion of AUM Not Yet Earning Fees was available for future deployment as of June 30, 2016



$746
$7,350
$7,600

($ in millions)

Credit | Private Equity | Real Estate

*No assurance can be made that such results will be achieved. Assumes the AUM not yet earning fees as of June 30, 2016 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain funds, some of which may be material. For example, upon deployment of ACOF V, ACOF IV could have a reduction in management fees of up to $43.7 million based on invested capital at June 30, 2016 but which reduction is likely to be less as ACOF IV invests additional capital. Reference to $206.1 million includes approximately $13.7 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC, which may not be drawn due to leverage target limitations and restrictions. Excludes any potential ARCC Part I Fees.

1. Capital Available for Follow-on Investments represents capital committed to funds that are past their investment periods but for which capital is available to be called for follow-on investments in existing portfolio companies. There is no assurance such capital will be invested.

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Capital Deployment

- **Total gross invested capital during Q2-16 of $4.4 billion compared to $4.1 billion in Q2-15**
  - Of the total amount, $2.4 billion was related to deployment in our drawdown funds compared to $1.6 billion for the same period in 2015
  - Of our drawdown funds, the most active investment strategies were E.U. and U.S. Direct Lending, followed by U.S. and E.U. Real Estate Equity and Power and Infrastructure Private Equity

Capital Deployment by Group: $4.4 billion

($ in millions)



$778
$107
$3,479
Credit
Private Equity
Real Estate

Capital Deployment by Type: $4.4 billion

($ in millions)



$975
$950
$2,440
Drawdown Funds
Permanent Capital
Non-drawdown Funds (1)

Capital Deployment in our Drawdown Funds: $2.4 billion



$1,615
$266
$148
$1,201
$2,440
$689
$107
$1,643
Q2-15
Q2-16
Credit
Private Equity
Real Estate

Q2-16 Strategies

- E.U. Direct Lending
- U.S. Direct Lending
- U.S. Real Estate Equity
- E.U. Real Estate Equity
- Power Private Equity

1. Non-drawdown funds includes new capital deployed by managed accounts and CLOs but excludes recycled capital.

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GAAP Statements of Operations 11

Stand Alone Financial Summary

$ in thousands, except per share amounts (unless otherwise noted)	Q2-16	Q2-15	% Change	YTD - 2016	YTD - 2015	% Change
Management Fees[1]	$162,612	$160,487	1.3%	$325,280	$322,803	0.8%
Other Fees	1,319	866	52.3%	2,026	1,831	10.6%
Compensation and Benefits Expenses[2]	(97,053)	(86,065)	(12.8%)	(192,838)	(174,716)	(10.4%)
General, Administrative and Other Expenses[3]	(27,313)	(28,801)	5.2%	(55,855)	(55,809)	(0.1%)
Fee Related Earnings	$39,565	$46,487	(14.9%)	$78,613	$94,109	(16.5%)
Net Performance Fees	$53,022	$22,091	140.0%	$43,353	$49,788	(12.9%)
Net Investment Income	9,764	7,395	32.0%	4,533	15,006	(69.8%)
Performance Related Earnings	$62,786	$29,486	112.9%	$47,886	$64,794	(26.1%)
Economic Net Income	$102,351	$75,973	34.7%	$126,499	$158,903	(20.4%)
(-) Unrealized Net Performance Fees	$22,449	$749	NM	$8,414	$14,151	(40.5%)
(-) Unrealized Net Investment Income (loss)	(4,156)	(3,495)	(18.9%)	(12,725)	(8,110)	(56.9%)
(-) Non-Core/Non-Recurring Other Cash Uses[4]	7,238	5,763	25.6%	12,709	12,611	0.8%
Distributable Earnings	**$76,820**	**$72,956**	**5.3%**	**$118,101**	**$140,251**	**(15.8%)**
Economic Net Income After Income Taxes	**$93,698**	**$68,506**	**36.8%**	**$110,281**	**$143,181**	**(23.0%)**
Economic Net Income After Taxes per Unit[5]	**$0.44**	**$0.32**	**37.5%**	**$0.52**	**$0.67**	**(22.6%)**
Distributable Earnings After Taxes per Common Unit[6]	**$0.31**	**$0.28**	**10.3%**	**$0.46**	**$0.54**	**(14.6%)**
Other Data						
Total Fee Revenue[7]	**$215,634**	**$182,578**	**18.1%**	**$368,633**	**$372,591**	**(1.1%)**
Net Inflows of Capital (Total New Commitments Less Redemptions)(in millions)[8]	**$3,931**	**$1,996**	**96.9%**	**$6,207**	**$4,421**	**40.4%**
Gross Invested Capital (in millions)	**$4,364**	**$4,138**	**5.4%**	**$6,485**	**$8,917**	**(27.3%)**
Gross Invested Capital - Drawdown Fund Only (in millions)	**$2,440**	**$1,615**	**51.1%**	**$3,529**	**$3,726**	**(5.3%)**
Management Fee as a Percentage of Average FPAUM[9]	**1.11%**	**1.16%**	**(4.1%)**	**1.10%**	**1.21%**	**(9.1%)**

1. Includes ARCC Part I Fees of $29.0 million and $29.3 million for the three months ended June 30, 2016 and June 30, 2015, respectively, and $57.6 million and $58.3 million for the six months ended June 30, 2016 and June 30, 2015, respectively.
2. Includes compensation and benefits expenses attributable to OMG of $28.2 million and $21.8 million for the three months ended June 30, 2016 and 2015, respectively, and $57.2 million and $45.4 million for the six months ended June 30, 2016 and 2015, respectively, which are not allocated to an operating segment. Compensation and benefits expenses include expense reimbursements of $6.0 million and $5.3 million for the three months ended June 30, 2016 and June 30, 2015, respectively, and $11.8 million and $10.5 million for the six months ended June 30, 2016 and June 30, 2015, respectively, that were previously presented as administrative and other fees.
3. Includes G&A expenses attributable to OMG of $15.4 million and $15.1 million for the three months ended June 30, 2016 and 2015, respectively, and $32.7 million and $29.3 million for the six months ended June 30, 2016 and 2015, respectively, which are not allocated to an operating segment. G&A expenses include expense reimbursements of $0.5 million and $0.9 million for the three months ended June 30, 2016 and June 30, 2015, respectively, and $1.6 million and $2.1 million for the six months ended June 30, 2016 and June 30, 2015, respectively, that were previously presented as administrative and other fees.
4. Non-Core/Non-Recurring Other Cash Uses includes one-time acquisition costs, non-cash depreciation and amortization and placement fees and underwriting costs associated with selected strategies. See slide 13 for additional details.
5. Units of 214,682,779 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
6. After income tax. Distributable Earnings attributable to common unitholders per unit calculation uses total common units outstanding, assuming no exchange of Ares Operating Group Units.
7. Total fee revenue is calculated as management fees plus net performance fees.
8. Represents net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts.
9. All periods shown are annualized.

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GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis

$ in thousands	Three Months ended June 30, 2016	Three Months ended June 30, 2015	Six Months ended June 30, 2016	Six Months ended June 30, 2015
Economic net income and fee related earnings:				
Income before taxes	$83,006	$57,551	$74,032	$104,001
Adjustments:				
Amortization of intangibles	7,121	16,646	14,384	27,538
Depreciation expense	1,934	1,951	3,792	3,223
Equity compensation expenses	9,536	7,798	18,709	15,719
Acquisition and merger-related expenses	61	3,526	557	5,750
Placement fees and underwriting costs	1,754	1,462	2,684	4,507
Other non-cash expense, net	-	1	-	11
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(1,061)	(12,962)	12,341	(1,846)
Economic net income	$102,351	$75,973	$126,499	$158,903
Total Stand Alone performance fee income - realized	($81,604)	($59,061)	($87,953)	($94,700)
Total Stand Alone performance fee income - unrealized	(123,314)	(19,574)	(85,966)	(88,024)
Total Stand Alone performance fee compensation expense - realized	51,031	37,719	53,014	59,063
Total Stand Alone performance fee compensation expense - unrealized	100,865	18,825	77,552	73,873
Stand Alone net investment income	(9,764)	(7,395)	(4,533)	(15,006)
Fee related earnings	$39,565	$46,487	$78,613	$94,109
Stand Alone performance fee – realized	$81,604	$59,061	$87,953	$94,700
Stand Alone performance fee compensation expense – realized	(51,031)	(37,719)	(53,014)	(59,063)
Stand Alone investment and other income realized, net	13,921	10,890	17,258	23,116
Less:				
One-time acquisition costs	(84)	(235)	(344)	(1,208)
Dividend equivalent	(783)	(956)	(1,754)	(1,868)
Equity income	683	(253)	847	(409)
Income tax expense	(3,367)	(906)	(4,982)	(1,385)
Placement fees and underwriting costs	(1,754)	(1,462)	(2,684)	(4,507)
Non-cash depreciation and amortization	(1,934)	(1,949)	(3,792)	(3,232)
Distributable earnings	$76,820	$72,958	$118,101	$140,253
Performance related earnings				
Economic net income	$102,351	$75,973	$126,499	$158,903
Less: fee related earnings	(39,565)	(46,487)	(78,613)	(94,109)
Performance Related Earnings	$62,786	$29,486	$47,886	$64,794

Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to FRE on a Stand Alone basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

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13

GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis (cont.) Tota l Stand Al one performa nce fee i ncome - rea l i zed $81,604 $59,061 $87,953 $94,700 Tota l Cons ol i da ted Funds ' performance fee i ncome - real i zed Performance fee - real i zed recl a s s (1) - (520) - (1,113) (2,712) (102) (2,883) (102) Tota l Stand Al one performa nce fee i ncome - unreal i zed $123,314 $19,574 $85,966 $88,024 Tota l Cons ol i da ted Funds ' performance fee i ncome - unreal i zed Performance fee - unrea l i zed recl as s (1) (751) 1,554 873 3,973 1,696 (1,917) 1,295 (2,908) Stand Al one net i nves tment i ncome $9,764 $7,395 $4,533 $15,006 Cons ol i da ted Funds ' net i nves tment i ncome 6,602 19,543 (3,962) 21,959 Performance fee - recl a s s (1) 1,016 2,019 1,588 3,010 Change i n value of contingent cons ideration 24 - (204) - Other non-cas h expens e - (1) - (11) Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to a Stand Alone basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company’s Condensed Consolidated Statements of Operations. Confidential – Not for Publication or Distribution 14 $1,955$39,964 GAAP net investment income$17,406$28,956 $88,134$89,089 Total GAAP performance fee income - unrealized$124,259$19,211 $85,070$93,485 Total GAAP performance fee income - realized$78,892$58,439 Six months ended June 30, 20162015 $ in thousands Three months ended June 30, 20162015 Performance fee and net investment income reconciliation:

Credit Group[1]

- Management fees increased 2% compared to Q2-15, primarily driven by fundraising and deployment in new funds, including four new CLOs, ACE III and U.S. and E.U. Direct Lending mandates raised over the past year. The increase was partially offset by distributions from fund run off and liquidations
- ENI increased 32% compared to Q2-15 due to strong performance fee and net investment income growth driven by unrealized appreciation across our credit funds, particularly in syndicated loans and special situation funds
- Realization activity was primarily driven by calling a legacy CLO, which contributed $12.9 million in realized net performance fees and realized net investment income
- FPAUM increased 6.4% year over year driven by fundraising and deployment in new U.S. and European Direct Lending, High Yield and Syndicated Loan strategies

Financial Summary and Highlights[2]

$ in thousands	Q2-16	Q2-15	% Change	YTD - 2016	YTD - 2015	% Change
Management Fees[3]	$110,770	$108,180	2%	$220,211	$216,528	2%
Fee Related Earnings	**$59,232**	**$58,418**	**1%**	**$119,817**	**$117,174**	**2%**
Net Performance Fees	$17,118	$7,440	130%	$8,591	$16,980	(49%)
Investment Income	15,253	3,303	NM	18,987	7,026	170%
Interest Expense	(2,450)	(1,736)	(41%)	(4,898)	(3,470)	(41%)
Net Investment Income (Loss)	12,803	1,567	NM	14,089	3,556	NM
Performance Related Earnings	**$29,921**	**$9,007**	**232%**	**$22,680**	**$20,536**	**10%**
Economic Net Income	**$89,153**	**$67,425**	**32%**	**$142,497**	**$137,710**	**3%**
Distributable Earnings	**$76,074**	**$81,605**	**(7%)**	**$144,157**	**$157,312**	**(8%)**
AUM ($ in billions)	$62.1	$62.9	(1%)			
FEAUM ($ in billions)	$49.2	$49.4	(0%)			
FPAUM ($ in billions)	$41.4	$39.0	6%			

$14.3 billion
gross capital raised LTM

32%
Q2-16 increase in Economic Net Income

$72.7 million
in potential incremental annual management fees[4]

Note: The Credit Group had ~200 investment professionals, 1,000+ portfolio companies and 133 active funds as of June 30, 2016.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23-24 for complete financial results.
3. Includes ARCC Part I Fees of $29.0 million and $29.3 million for Q2-16 and Q2-15, respectively, and $57.6 million and $58.3 million for YTD Q2-16 and YTD Q2-15, respectively.
4. No assurance can be made that such results will be achieved. Assumes the $7.4 billion of AUM not yet earning fees and available for future deployment as of June 30, 2016 is deployed and such fees are paid on an annual basis.

15

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Private Equity Group(1) • • Management fees remained relatively flat compared to Q2-15 as ACOF V has not started its investment period Performance fees increased 184% compared to Q2-15 driven by strong appreciation in our North American/European Flexible Capital funds, including ACOF IV which exceeded its hurdle rate ENI increased by 65% compared to Q2-15 primarily driven by significantly higher performance fees and net investment income from North American/European Flexible Capital funds’ performance Partial realization events in two North American/European Flexible Capital portfolio companies primarily drove growth in distributable earnings • • Management Fees $35,612 $36,373 (2%) $72,094 $72,962 (1%) $8.4 billion gross capital raised LTM Net Performance Fees $33,668 $11,844 184% $30,466 $29,279 4% Inves tment Income 11,629 6,520 78% 3,681 13,735 (73%) $7.6 billion AUM Not Yet Earning Fees available for future deployment Interes t Expense (1,397) (1,658) 16% (2,802) (3,338) 16% Net Investment Income 10,232 4,862 110% 879 10,397 (92%) 46% Q2-16 increase in Distributable Earnings AUM ($ in billions) $23.0 $14.7 57% FEAUM ($ in billions) $11.0 $10.8 1% FPAUM ($ in billions) $11.0 $10.8 1% Note: The Private Equity Group had ~70 investment professionals, 28 portfolio companies, 75 U.S. Power and Energy Assets and ~17 active funds as of June 30, 2016. 1. Segment results are shown before the unallocated support costs of the Operations Management Group. See “GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis” on slides 13-14. 2. This table is a financial summary only. See slides 23-24 for complete financial results. Confidential – Not for Publication or Distribution 16 Performance Related Earnings $43,900 $16,706 163% $31,345 $39,676 (21%) Economic Net Income $63,730 $38,689 65% $72,926 $82,822 (12%) Distributable Earnings $41,130 $28,242 46% $60,735 $55,328 10% Fee Related Earnings $19,830 $21,983 (10%) $41,581 $43,146 (4%) Financial Summary and Highlights(2) $ in thousands Q2-16 Q2-15 % Change YTD - 2016 YTD - 2015 % Change

Real Estate Group(1) • Management fees increased 2% compared to Q2-15, primarily driven by new fund commitments, partially offset by fund liquidations and distributions in funds past their investment periods Performance Related Earnings declined driven by lower net appreciation in certain U.S. equity funds compared to the same period last year Distributable Earnings improved for both periods driven by realizations in U.S. value add equity funds • • Management Fees $16,230 $15,934 2% $32,975 $33,313 (1%) 16% LTM growth in FPAUM Net Performance Fees $2,236 $2,807 (20%) $4,296 $3,529 22% Inves tment Income (Loss) (336) 1,226 NM 3,223 1,583 104% Interes t Expense (272) (260) (5%) (546) (530) (3%) 38% Q2-16 increase in Fee Related Earnings Net Investment Income (Loss) (608) 966 NM 2,677 1,053 154% AUM ($ in billions) $10.1 $10.0 2% FEAUM ($ in billions) $6.6 $5.7 16% FPAUM ($ in billions) $6.6 $5.7 16% Note: The Real Estate Group had ~70 investment professionals, 175 properties and 48 active funds as of June 30, 2016. 1. Segment results are shown before the unallocated support costs of the Operations Management Group. See “GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis” on slides 13-14. 2. This table is a financial summary only. See slides 23-24 for complete financial results. Confidential – Not for Publication or Distribution 17 Performance Related Earnings $1,628 $3,773 (57%) $6,973 $4,582 52% Economic Net Income $5,729 $6,737 (15%) $14,061 $13,104 7% Distributable Earnings $8,374 $2,090 NM $11,717 $5,472 114% Fee Related Earnings $4,101 $2,964 38% $7,088 $8,522 (17%) Financial Summary and Highlights(2) $ in thousands Q2-16 Q2-15 % Change YTD - 2016 YTD - 2015 % Change

Economic Net Income per Unit Data Economi c Net Income Before Ta xes $102,351 $75,977 (-) Enti ty Level Forei gn, Sta te a nd Loca l Ta xes (3,367) (906) Economi c Net Income After Enti ty Level , Forei gn, Sta te a nd Loca l Ta xes $98,984 $75,071 (-) Income Ta x Provi s i on (1) (5,286) (6,565) Economi c Net Income After Enti ty Level , Forei gn, Sta te a nd Loca l Ta xes $98,984 $75,071 x Common Owners hi p % 37.88% 37.86% (-) Income Ta x Provi s i on (1) (5,286) (6,565) 1. The provision for income taxes on ENI was calculated by multiplying (1) the portion of Ares Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary) by (2) those subsidiaries’ effective taxable corporate tax rate. Confidential – Not for Publication or Distribution 18 After-tax Economic Net Income Attributable to Common Unitholders $32,209 $21,857 After-tax Economic Net Income per Common Unit $0.40 $0.27 Economic Net Income Attributable to Common Unitholders $37,495 $28,422 After-tax Economic Net Income per Common Unit After-tax Economic Net Income $93,698 $68,506 After-tax Economic Net Income per Unit $0.44 $0.32 After-tax Economic Net Income per Unit Economic Net Income After Entity Level Foreign, State and Local Taxes $98,984 $75,071 Economic Net Income per Unit $0.46 $0.35 $ in thousands, except per share amounts Three Months Ended June 30, 2016 2015 Economic Net Income Per Unit

Distributable Earnings per Unit Data Di s tri buta bl e Ea rni ngs $76,820 $72,956 x Ares Opera ti ng Group Uni ts (1) Owners hi p % 62.08% 62.14% Di s tri buta bl e Ea rni ngs $76,820 $72,956 x Common Uni thol der Owners hi p % 37.92% 37.86% (-) Current Provi s i on for Income Ta xes (2) (3,816) (4,714) 1. Exchangeable into common units. 2. The current provision for income taxes of Ares Management, L.P. on Distributable Earnings (DE) represents the current provision for income taxes on pre-tax net income or loss (reduced by the pro forma interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary), adjusted to reflect Ares Management, L.P.’s post-IPO ownership percentage (which differed slightly from the pre-IPO ownership percentage) of the Company’s tax paying corporate subsidiaries. Confidential – Not for Publication or Distribution 19 After-ta x Di s tri buta bl e Ea rni ngs Attri buta bl e to Common Uni thol ders$25,313$22,907 Distributable Earnings per Common Unit Outstanding$0.31$0.28 Actual Distribution per Common Unit$0.28$0.26 Di s tri buta bl e Ea rni ngs Attri buta bl e to Common Uni thol ders$29,129$27,621 Distributable Earnings per Common Unit Outstanding Di s tri buta bl e Ea rni ngs Attri buta bl e to Ares Opera ti ng Group Uni ts (1) $47,691$45,335 Distributable Earnings per Ares Operating Group Unit Outstanding(1)$0.36$0.34 $ in thousands, except per share amounts Three Months Ended June 30, 20162015 Distributable Earnings per Ares Operating Group Unit (1) Outstanding

Balance Sheet Highlights

- $264.6 million in cash & cash equivalents, $279.4 million in debt obligations and no amounts drawn against the $1.03 billion revolving credit facility as of June 30, 2016
  - Issued $310 million in preferred equity, which generated net proceeds of $299 million
    - Of this amount, $275 million is expected to be used for ARCC's proposed acquisition of American Capital, Ltd.
- Substantial balance sheet value related to investments in Ares managed vehicles and net performance fees receivable
  - As of June 30, 2016, investments reported on a GAAP basis were $484.5 million. On a Stand Alone basis, investments were $637.4 million[1]
  - As of June 30, 2016, gross performance fees receivable reported on a GAAP basis were $626.1 million. On a Stand Alone basis, performance fees receivable were $632.4 million[2]
    - As of June 30, 2016, net performance fees receivable reported on a GAAP basis were $145.1 million. On a Stand Alone basis, performance fees receivable were $151.4 million[2]

Net Performance Fees Receivable by Group – GAAP

$ in thousands

Q2-16: $145,085



$9,641,
7%
$37,994,
26%
$97,450,
67%
Credit
Private Equity
Real Estate

Net Performance Fees Receivable by Group – Stand Alone

$ in thousands

Q2-16: $151,403



$9,641,
7%
$44,312,
29%
$97,450,
64%
Credit
Private Equity
Real Estate

1. As of June 30, 2016, $85.3 million was invested in non-Ares managed vehicles. Difference between GAAP and Stand Alone investments is $152.9 million from consolidated funds.
2. Difference between GAAP and Stand Alone gross and net performance fees receivable is $6.3 million from consolidated funds.

20

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Corporate Data Contacts Partner/Head of Ares Accounting Firm Los Angeles, CA Headquarters Stars 12 Floor Fax: (310) 201-4170 NYSE: ARES PR A & Trust Company, LLC Brooklyn, NY 11210 Fax: (718) 236-2641 www.amstock.com Humphrey (404) 926-5745 Confidential – Not for Publication or Distribution 21 Board of Directors Management Committee Corporate Officers Research Coverage Corporate Counsel Investor Relations Michael Arougheti Co-Founder and President of Ares Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Common Angels Ventures David Kaplan Co-Founder and Partner of Ares, Co-Head of Private Equity Group John Kissick Co-Founder and Partner of Ares Michael Lynton Chief Executive Officer of Sony Entertainment Dr. Judy D. Olian Dean of UCLA Anderson School of Management and the John E. Anderson Chair in Management Antony P. Ressler Co-Founder, Chairman and Chief Executive Officer of Ares Bennett Rosenthal Co-Founder and Partner of Ares, Co-Head of Private Equity Group Michael Arougheti John Kissick Co-Founder and Co-Founder and Partner President of Ares of Ares William BenjaminAnn Kono Partner, Head of Real Partner, Chief Estate Group Information and Risk Officer Seth Brufsky Partner, Credit Group Herb Magid Partner, Co-Head of Janine Cristiano Ares EIF Partner, Global Head of Human Resources and Greg Margolies Corporate Services Partner, Co-Head of Credit Group Michael Dennis Partner, Credit Group Michael McFerran Partner and Chief Kipp deVeer Financial Officer Partner, Co-Head of Credit Group Antony P. Ressler Chairman, Co-Founder Mitch Goldstein and Chief Executive Partner, Credit Group Officer of Ares Blair Jacobson Bennett Rosenthal Partner, Credit Group Co-Founder and Partner of Ares, Co-Head of John Jardine Private Equity Group Partner, Real Estate Group Michael Smith Partner, Credit Group David Kaplan Co-Founder and Partner Michael Weiner of Ares, Co-Head of Chief Legal Officer of Private Equity Group Ares, Partner and General Counsel, Legal Group Steven Wolf Partner, Real Estate Group Michael Arougheti Co-Founder and President David Kaplan Co-Founder and Partner John Kissick Co-Founder and Partner Michael McFerran Chief Financial Officer Antony P. Ressler Co-Founder and Chief Executive Officer Bennett Rosenthal Co-Founder and Partner Michael Weiner Executive Vice President, Chief Legal Officer of Ares Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Michael Carrier (646) 855-5004 Credit Suisse Craig Sigenthaler (212) 325-3104 Goldman Sachs Alexander Blostein (212) 357-9976 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 Morningstar Stephen Ellis (312) 384-4851 RBC Capital Markets Eric Berg (212) 618-7593 SunTrust Robinson Douglas Mewhirter Wells Fargo Securities Christopher Harris (443) 263-6513 Proskauer Rose LLP Los Angeles, CA Carl Drake Management, LLC Public Investor Relations and Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Veronica Mendiola Vice President Tel: (212) 808-1150 General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Independent Registered Public Ernst & Young LLP Corporate 2000 Avenue of the Los Angeles, CA 90067 Tel: (310) 201-4100 Securities Listing NYSE: ARES Transfer Agent American Stock Transfer 6201 15th Avenue Tel: (877) 681-8121 info@amstock.com

Appendix

Financial Details – Segments 23 Includes results of the reportable segments on a combined basis together with the Operations Management Group. See “GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis” on slides 13-14.

Financial Details – Segments 24 Includes results of the reportable segments on a combined basis together with the Operations Management Group. See “GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis” on slides 13-14.

AUM, FEAUM and FPAUM Rollforward Commitments 3,881 35 500 4,416 Commitments 13,387 8,424 2,006 23,817 Capital reductions (1,273) (1) (139) (1,413) Capital reductions (11,057) (6) (351) (11,414) Distributions/redemptions (805) (805) (423) (2,033) Distributions/redemptions (3,057) (952) (1,697) (5,706) Changes in fund value 251 532 3 786 Changes in fund value (35) 863 216 1,044 Commitments 1,060 - 59 1,119 Commitments 4,553 523 973 6,049 Subscriptions/deployment/increase in leverage 1,008 23 233 1,264 Subscriptions/deployment/increase in leverage 4,236 123 729 5,088 Distributions/redemptions/decrease in leverage (1,905) (46) (228) (2,179) Distributions/redemptions/decre ase in leverage (9,068) (103) (771) (9,942) Changes in fund value 227 (58) (81) 87 Changes in fund value 99 (79) (60) (40) Change in fee basis - (25) (14) (39) Change in fee basis (65) (302) 29 (338) Commitments 1,060 - 59 1,119 Commitments 4,169 523 973 5,665 Subscriptions/deployment/increase in leverage 994 23 233 1,250 Subscriptions/deployment/increase in leverage 3,952 123 729 4,804 Distributions/redemptions/decrease in leverage (1,356) (46) (228) (1,630) Distributions/redemptions/decre ase in leverage (5,767) (103) (771) (6,641) Changes in fund value 234 (58) (81) 95 Changes in fund value 176 (79) (60) 37 Change in fee basis - (25) (14) (39) Change in fee basis (60) (302) 29 (333) North American/European Flexible Capital funds reductions in credit facilities at ACRE Note: For definitions of AUM, FEAUM and FPAUM please refer to the “Glossary” slide in the appendix. 1. Asset growth involved a combination of net new capital raised, asset appreciation and asset acquisition. Confidential – Not for Publication or Distribution 25 Q2-16 Ending Balance $41,430 $11,009 $6,644 $59,083 QoQ increase $932 ($106) ($31) $795 Credit • AUM increased 3.4% from Q1-16 driven by $3.9 billion in new capital commitments across a variety of strategies, partially offset by ARCC’s SSLP wind down and a repayment of notes issued by ARCC • FPAUM increased by 2.3% primarily driven by deployment of funds paid on invested capital Private Equity • AUM declined slightly from Q1-16 driven by distributions, partially offset by strong PE fund appreciation of 5.8% in our Real Estate • AUM remained relatively flat from Q1-16 as a $500 million increase in new commitments was offset by distributions and Q2-16 Ending Balance $41,430 $11,009 $6,644 $59,083 YoY increase $2,470 $162 $900 $3,532 LTM Total FPAUM Rollforward(1) ($ in billions) Credit Private Equity Real Estate Total Q2-15 Ending Balance $38,960 10,847 5,744 $55,551 Q2-16 Total FPAUM Rollforward(1) ($ in billions) Credit Private Equity Real Estate Total Q1-16 Ending Balance $40,498 $11,115 $6,675 $58,288 Q2-16 Ending Balance $49,172 $11,009 $6,644 $66,825 YoY increase ($245) $162 $900 $817 Q2-16 Ending Balance $49,172 $11,009 $6,644 $66,825 QoQ increase $390 ($106) ($31) $252 LTM Total FEAUM Rollforward(1) ($ in billions) Credit Private Equity Real Estate Total Q2-15 Ending Balance $49,417 10,847 5,744 $66,008 Q2-16 Total FEAUM Rollforward(1) ($ in billions) Credit Private Equity Real Estate Total Q1-16 Ending Balance $48,782 $11,115 $6,675 $66,572 Q2-16 Ending Balance $62,102 $23,037 $10,124 $95,263 YoY increase ($762) $8,329 $174 $7,741 Q2-16 Ending Balance $62,102 $23,037 $10,124 $95,263 QoQ increase $2,054 ($239) ($59) $1,756 LTM Total AUM Rollforward(1) ($ in billions) Credit Private Equity Real Estate Total Q2-15 Ending Balance $62,864 $14,708 $9,950 $87,522 Q2-16 Total AUM Rollforward(1) ($ in billions) Credit Private Equity Real Estate Total Q1-16 Ending Balance $60,048 $23,276 $10,183 $93,507

AUM, FEAUM and FPAUM by Strategy(1) Syndicated Loans $16.9 27% $15.9 32% $15.9 38% High Yield 4.3 7% 4.3 9% 4.3 10% Credit Opportunities 3.3 5% 2.5 5% 2.5 6% Structured Credit 4.0 6% 2.8 6% 2.8 7% Special Situations 1.8 3% 0.8 2% 0.8 2% U.S. Direct Lending(2) 21.9 35% 18.2 37% 10.4 25% E.U. Direct Lending 9.8 16% 4.6 9% 4.6 11% ACOF V $7.9 34% - - - - ACOF IV 5.4 23% 4.5 41% 4.5 41% ACOF III 3.9 17% 2.1 20% 2.1 20% ACOF I-II 0.8 3% - - - - ACOF Asia $0.2 1% - - - - Fifth Power/Infrastructure Fund $0.4 2% $0.3 3% $0.3 3% EIF I-IV and Co-Investment Vehicles 4.5 20% 4.0 37% 4.0 36% U.S. Equity $4.5 45% $3.0 45% $3.0 45% E.U. Equity 3.1 31% 2.5 38% 2.5 38% Debt 2.5 25% 1.1 17% 1.1 17% *Differences may arise due to rounding. 1. As of June 30, 2016. 2. Includes ARCC, IHAM and SSLP AUM of $10.0 billion, $3.1 billion and $5.2 billion, respectively and FEAUM of $9.1 billion, $2.7 billion and $5.0 billion, respectively. ARCC’s wholly owned portfolio company, Ivy Hill Asset Management, L.P. (“IHAM”), an SEC registered investment adviser, manages 20 funds and serves as the sub-manager or sub-adviser for three other funds as of June 30, 2016. Confidential – Not for Publication or Distribution 26 Total $95.3 $66.8 $59.1 Real Estate Group $10.1100% $6.6100% $6.6100% Real Estate Private Equity Group $23.0100% $11.0100% $11.0100% U.S Power and Energy Infrastructure China Growth Capital Private Equity North American/European Flexible Capital Total Credit Group $62.1100% $49.2100% $41.4100% Strategy ($ in billions)AUM% AUM FEAUM% FEAUM FPAUM% FPAUM Credit

Balance Sheet Investments by Strategy ACOF I $701 $632 ACOF II 9,501 9,055 ACOF III 101,450 108,506 ACOF IV 36,972 30,571 ACOF As i a 71,651 84,602 Fi fth Power/Infra s tructure Fund 8,173 8,471 Syndi ca ted Loa ns * $101,765 $103,060 Credi t Opportuni ti es 23,240 29,548 Speci a l Si tua ti ons 33,523 37,893 Structured Credi t 5,114 2,065 U.S. Di rect Lendi ng 30,574 28,220 E.U. Di rect Lendi ng 63,427 53,522 U.S. Equi ty $55,129 $50,447 Europea n Equi ty 10,819 10,586 Other $85,327 $78,914 Note: Reflects the balance sheet of Ares Management, L.P. and its consolidated subsidiaries, excluding the effect of Consolidated Funds. *Through CLO Note Holdings Confidential – Not for Publication or Distribution 27 Total $637,366 $636,092 Other $85,327 $78,914 Operations Management Group Real Estate $65,948 $61,033 Real Estate Credit Group $257,643 $254,308 Global Credit Private Equity $228,448 $241,837 $ in thousands June 30, 2016 December 31, 2015 Private Equity

Significant Fund Performance Metrics

$ in millions			Net Returns/Return on Equity (%)				
Fund	Year of Inception	Assets Under Management[1]	Since Inception	Past 5 years	Past 3 years	Segment	Investment Strategy
ARCC *	2004	$9,996	12.0	11.8	10.7	Credit	U.S. Direct Lending [2]
Sub-advised Client A	2007	225	7.3	5.7	3.9	Credit	High Yield [3][4]
CSF	2008	528	10.0	5.0	3.3	Credit	Special Situations [3][5]
Sub-advised Client B	2009	665	5.9	3.8	2.8	Credit	Syndicated Loans [3][4]
ARDC *	2012	580	2.6	N/A	2.0	Credit	Credit Opportunities [6]
ACE II	2013	1,634	7.9	N/A	7.9	Credit	E.U. Direct Lending [3][5][7]
Sub Advised Client C	2015	990	N/A	N/A	N/A	Credit	Structured Credit [8]
USPF III	2007	1,377	5.7	9.4	12.4	Private Equity	U.S. Power and Energy Infrastructure [3][5]
ACOF III	2008	3,940	21.7	16.7	23.7	Private Equity	North American/European Flexible Capital [3][9]
USPF IV	2010	1,894	10.8	N/A	16.9	Private Equity	U.S. Power and Energy Infrastructure [3][5]
ACOF Asia	2011	150	3.2	(1.1)	4.2	Private Equity	China Growth Capital [3][9]
ACOF IV	2012	5,353	9.6	N/A	10.9	Private Equity	North American/European Flexible Capital [3][9]
ACRE *	2012	1,737	5.8	N/A	6.8	Real Estate	Real Estate Debt [10]
EU IV	2013	1,235	(0.1)	N/A	N/A	Real Estate	E.U. Real Estate Equity [5][11]
US VIII	2013	815	11.1	N/A	N/A	Real Estate	U.S. Real Estate Equity [5]

Note: Past performance is not indicative of future results. AUM and Net Returns as of June 30, 2016 unless otherwise noted. The above table includes fund performance metrics for significant funds that contributed at least 1% of total management fees for the quarter ended June 30, 2016. In addition, the above table includes performance information for each fund with the greatest amount of management fees for the quarter ended June 30, 2016 for each of the sub strategies within an operating segment that is not otherwise represented by the significant funds. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.
* Denotes publicly traded vehicles.

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Significant Fund Performance Metrics (cont’d) The following represents additional performance data for the Company’s significant and other funds that are structured as closed-end commingled funds:(12) Credit (13)(16)(19)(22)(23) ACE II $1,216 $867 $113 $1,038 $1,151 1.4x 1.4x Private Equity (14)(17)(20)(22) USPF III 1,350 1,763 1,203 1,291 2,494 1.4x 1.4x ACOF III 3,510 3,867 4,764 3,572 8,336 2.2x 1.9x Private Equity (14)(17)(20)(22) USPF IV 1,688 1,559 616 1,515 2,131 1.4x 1.3x Private Equity (14)(17)(20)(22) Private Equity (14)(17)(20)(22) ACOF Asia 220 183 79 144 223 1.2x 1.1x Private Equity (14)(17)(20)(22) ACOF IV 4,700 3,176 245 4,011 4,256 1.3x 1.2x Real Estate (15)(18)(21)(22)(24) EU IV 1,302 673 9 734 743 1.1x 1.0x Real Estate (15)(18)(21)(22) US VIII 823 377 36 401 437 1.2x 1.1x Confidential – Not for Publication or Distribution 29 $ in millions Original Capital Cumulative Realized Unrealized Gross Net Fund Commitments Invested Capital Proceeds Value Total Value MoIC MoIC Segment

Significant Fund Performance Metrics Endnotes 1. AUM equals the sum of the NAV for such fund, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital. The AUM for CSF, a fund of funds, includes AUM that has been committed to other Ares funds. 2. Net returns are annualized net returns and are calculated using the fund's net asset value per share (NAV) and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. ARCC files public financial statements with the Securities and Exchange Commission (“SEC”), which are not part of this quarterly report. 3. Net returns are net of management fees and performance fees, as applicable. CSF, ACE II, ACOF III, ACOF IV, ACOF Asia, USPF III, USPF IV, US VIII, and EU IV net returns are also after giving effect to other expenses. Returns are expressed in U.S. Dollars. 4. Net returns for the past three year, five year, and since inception periods are annualized net returns calculated by linking monthly net returns. Monthly net returns are calculated by linking daily returns. Prior to January 1, 2015 monthly net returns were calculated using the modified Dietz method, which is an estimate of the time-weighted return and weights portfolio cash flows according to the time they were invested in the portfolio. 5. The net return is an annualized net internal rate of return of cash flows to and from the fee-paying partners, and the fee-paying partners’ ending capital for the period. The past five and three years net returns are calculated using the beginning partners’ capital for the fee-paying partners for such period. Cash flows for net return calculations are based on the actual dates of the cash flows. 6. Net returns are annualized net returns and are calculated using the fund's net asset value per share (NAV) and assume dividends are reinvested at the NAV. ARDC files public financial statements with the SEC, which are not part of this report. 7. ACE II is made up of two feeder funds, one denominated in U.S. Dollars and one denominated in Euros. The since inception net IRR presented in the chart is for the U.S. Dollar denominated feeder fund. All other values for ACE II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. The since inception and 3-year net IRR for the Euro denominated feeder fund are 10.8% and 10.8%, respectively, and are calculated using the same methodology described in footnotes 3 and 5 above. The variance between the since inception net IRRs for the U.S. Dollar denominated and Euro denominated feeder funds is driven by the U.S. GAAP mark-to-market reporting of the foreign currency hedging program in the U.S. Denominated feeder fund. The feeder fund is expected to hold the foreign currency hedges until maturity, and therefore is expected to ultimately recognize a gain while mitigating the currency risk associated with the initial principle investments. 8. Information not yet meaningful due to limited operating history. 9. The net return is an annualized net internal rate of return of cash flows on investments and the investments’ ending valuations f or the period. The past five and three years net returns are calculated using beginning investment valuations for such period. For ACOF III and ACOF IV, cash flows and beginning and ending valuations include those attributable to the interests of the fee-paying limited partners and exclude those attributable to the non-fee paying limited partners and the general partner. For ACOF Asia, cash flows and beginning and ending valuations include those attributable to the interests of all partners, including the general partner and Schedule I limited partners, which both pay reduced performance fees and do not pay management fees, since the co mmitments of these partners account for approximately 75% of total fund commitments. Cash flows for all net return calculations are assumed to occur at month-end. 10. The return shown is the average return on equity over the applicable period. Additional information related to ACRE can be fo und in its financial statements filed with the SEC, which are not part of this report. 11. EU IV is made up of two parallel funds, one denominated in Euros and one denominated in U.S. Dollars. The net returns in this presentation are for the U.S. Dollar denominated fund. All other values for EU IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Since inception net IRR for the Euro denominated fund is (0.6%), and is calculated using the same methodology described in footnote 5 above. 12. Unrealized value is a component of total value. There can be no assurance that unrealized investments will be realized at the valuations shown. 13. Realized proceeds represent the sum of all cash distributions to all partners. 14. Realized proceeds represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations o f interests in portfolio investments. 15. Realized proceeds include distributions of operating income, sales and financing proceeds received through June 30, 2016. 16. Unrealized value represents the fund’s net asset value as of June 30, 2016. 17. Unrealized value represents the fair market value of remaining investments as of June 30, 2016. 18. Unrealized value represents the fair market value of remaining real estate investments as of June 30, 2016 (excluding balance sheet items). Confidential – Not for Publication or Distribution 30

Significant Fund Performance Metrics Endnotes (cont’d) 19. 20. 21. The Gross MoIC as of June 30, 2016 is before giving effect to management fees, performance fees and other expenses. The multiple is calculat ed at the fund-level and is based on the interests of all partners. The Gross MoIC as of June 30, 2016 is before giving effect to management fees, performance fees and other expenses. The multiple is calculat ed at the investment-level and is based on the interests of all partners. The Gross MoIC as of June 30, 2016 is before giving effect to management fees, performance fees and other expenses. For EU IV, the multiple is calculated at the investment-level and is based on the interests of the fee-paying partners. For US VIII, the multiple is calculated at the investment-level and is based on the interests of all partners. The Net MoIC as of June 30, 2016 is after giving effect to management fees, performance fees and other expenses. For ACE II, the multiple is calculated at the fund-level and is based on the interests of the fee-paying limited partners and excludes those interests attributable to the non-fee paying limited partners and general partner. For ACOF III and ACOF IV, the multiple is calculated at the investment-level and is based on the interests of the fee-paying limited partners and excludes those interests attributable to the non-fee paying limited partners and the general partner. For ACOF Asia, the multiple is calculated at the investment-level and is based on the interests of all partners, including the general partner and Schedule I limited partners, which both pay reduced performance fees and do not pay management fees, since the commitments of these partners account for approximately 75% of total fund commitments. For USPF III and USPF IV, the multiple is calculated at the fund-level and is based on the interests of the fee-paying limited partners. For EU IV and US VIII, the multiple is calculated at the fund-level and is based on the interests of the fee-paying partners. ACE II is made up of two feeder funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the chart are for the U.S. Dollar denominated feeder fund. The gross and net MoIC for the Euro denominated feeder fund are 1.3x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. The variance between the gross and net MoICs for the U.S. Dollar denominated and Euro denominated feeder funds is driven by the U.S. GAAP mark-to-market reporting of the foreign currency hedging program in the U.S. Dollar denominated feeder fund. The feeder fund is expected to hold the foreign currency hedges until maturity, and therefore is expected to ultimately recognize a gain while mitigating the currency risk associated with the initial principal investments. EU IV is made up of two parallel funds, one denominated in Euros and one denominated in U.S. Dollars. The gross and net MoIC presented in the chart are for the U.S. dollar-denominated fund. The gross and net MoIC for the Euro fund are 1.1x and 1.0x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund’s closing. All other values for EU IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 22. 23. 24. Confidential – Not for Publication or Distribution 31

Weighted Average Unit Information Ares Management, L.P. Common Units Outstanding 80,715,723 80,715,723 80,683,051 80,683,051 Ares Operating Group Units Exchangeable into Common Units (1) 132,350,586 - 612,243 132,382,815 489,691 - 185,435 Dilutive Effect of Unvested Restricted Common Units(2)(3) 1,616,470 1. Represents units exchangeable for Ares Management, L.P. common units on a one-for-one basis. 2. We apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted stock to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards. 3. Represents proportional dilutive impact based upon the percentage of Ares Operating Group owned by Ares Management, L.P. (37. 88% and 37.87% as of June 30, 2016 and March 31, 2016, respectively). Confidential – Not for Publication or Distribution 32 Total Pro Forma Units 214,682,77981,327,966213,555,55780,868,486 Q2-16 GAAP UnitsAdjusted Common Units Q1-16 GAAP UnitsAdjusted Common Units

Additional Information

Distributions

- Ares declared a quarterly distribution of $0.28 per common unit, payable to common unitholders of record at the close of business on August 23, 2016, payable on September 6, 2016
- A distribution of $0.544444 per Series A Preferred Unit has been declared and set aside for payment on September 30, 2016 to holders of record as of the close of business on September 15, 2016. The first distribution on the Series A Preferred Units is calculated based on the date of the original issuance

Targeted Net Returns[1]

Credit Group:
- Syndicated Loans and High Yield Bonds: Benchmark Outperformance[2]
- Credit Opportunities: 8-12%
- Structured Credit: 5-15%
- Direct Lending: 5-15%[5]
- Special Situations: 15-20%

Real Estate Group:
- Real Estate Debt: 5-12%
- Real Estate Equity: 12-18%

Private Equity Group:
- North American/European Flexible Capital: 18-22%
- U.S. Power and Energy Infrastructure: 15-17%

Capital Base by Duration[1]

Permanent Capital: 12.5%
10 or more years: 14.5%
7 to 9 years: 25.1%
3 to 6 years: 26.5%
Fewer than 3 years: 5.7%
Managed Accounts: 15.7%

Investor Base as % of AUM[1]

Public Entity & Related: 22%
- **450+** institutional investors[3]
- **235,000+** retail investors across our public funds[4]

Institutional Intermediated: 14%

Institutional Direct: 64%
- Pension: 27%
- SWF: 10%
- Bank/Private Bank: 7%
- Investment Manager: 3%
- Insurance: 9%
- Endowment: 2%
- Other: 6%

Total Direct Institutional Investors: 694

No assurance can be made that such results will be achieved.

1. As of June 30, 2016, unless otherwise noted.
2. Ares bank loan and high yield strategies are typically benchmarked against the Credit Suisse Leveraged Loan Index ("CSLLI") and the BofA Merrill Lynch U.S. High Yield Master II Index ("H0A0"), respectively. While the other credit strategies cited above are absolute return focused, our bank loan and high yield funds seek to outperform these respective indices over market cycles. Q2-16 returns for the CSLLI and the H0A0 were 2.86% and 5.88%, respectively. NOTE: certain of Ares funds are not benchmarked against any particular index due to fund specific portfolio constraints.
3. As of March 31, 2016.
4. As of February 19, 2016 for ARCC and ACRE and June 12, 2015 for ARDC.
5. Includes funds managed or co-managed by Ares. Also includes funds managed by Ivy Hill Asset Management, L.P. (IHAM), a wholly owned portfolio company of ARCC, and a registered investment adviser.

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Data(1) Stand Alone –Financial Credi t Group $439,723 $419,673 Pri va te Equi ty Group 145,150 90,690 Rea l Es ta te Group 66,045 87,683 Other Fees 4,599 6,300 Compens a ti on a nd Benefi ts Expens es (3) (360,622) (354,362) Genera l , Admi ni s tra ti ve a nd Other Expens e(4) (117,903) (102,720) Net Performa nce Fees 41,912 71,349 Net Investment I ncome (Loss) (2,526) 70,593 Tota l Fee Revenue $692,830 $669,395 Di s tri buta bl e Ea rni ngs $230,589 $232,756 Ma na gement Fees a s % of Tota l Fees 94% 89% Fee Rel a ted Ea rni ngs a s % of Economi c Net I ncome 82% 51% Fee Related Ea rnings a s % of Di s tri buta bl e Ea rnings 77% 63% *Differences may arise due to rounding. 1. Stand Alone results represent the operating segments plus OMG but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $121.5 million and $118.5 million for the years ended December 31, 2015, and 2014, respectively. 3. Compensation and benefits expenses include expense reimbursements of $21.6 million and $18.7 million for the year ended December 31, 2015 and 2014, respectively, that were previously presented as administrative and other fees. 4. G&A expenses include expense reimbursements of $4.4 million and $3.4 million for the year ended December 31, 2015 and 2014, respectively, that were previously presented as administrative and other fees. Confidential – Not for Publication or Distribution 34 Other Data Economic Net Income $216,378 $289,206 Performance Related Earnings $39,386 $141,942 Fee Related Earnings $176,992 $147,264 Management Fees(2) $650,918 $598,046 $ in thousands Year ended December 31, 2015 2014

GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis

$ in thousands	Year ended December 31, 2015	2014[1]
Economic net income and fee related earnings:		
Income before taxes	$81,484	$556,915
Adjustments:		
Amortization of intangibles	46,228	27,610
Depreciation expense	6,941	7,347
Equity compensation expenses	32,244	83,230
Acquisition and merger-related expenses	34,862	11,043
Placement fees and underwriting costs	8,825	14,753
Other non-cash expense, net	113	3,383
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	5,681	(415,075)
Economic net income	$216,378	$289,206
Total Stand Alone performance fee income - realized	($121,948)	($146,494)
Total Stand Alone performance fee income - unrealized	(31,647)	(94,883)
Total Stand Alone performance fee compensation expense - realized	65,191	80,599
Total Stand Alone performance fee compensation expense - unrealized	46,492	89,429
Stand Alone net investment income	2,526	(70,593)
Fee related earnings	$176,992	$147,264
Stand Alone performance fee – realized	$121,948	$146,494
Stand Alone performance fee compensation expense – realized	(65,191)	(80,599)
Stand Alone investment and other income, net	24,836	59,660
Less:		
One-time acquisition costs	(2,917)	(11,043)
Dividend equivalent	(3,336)	-
Equity income	(758)	(1,525)
Income tax expense	(5,209)	(2,333)
Placement fees and underwriting costs	(8,825)	(14,753)
Non-cash depreciation and amortization	(6,951)	(10,409)
Distributable earnings	$230,589	$232,756
Performance related earnings		
Economic net income	$216,378	$289,206
Less: fee related earnings	(176,992)	(147,264)
Performance Related Earnings	$39,386	$141,942

Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to FRE on a Stand Alone basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. The period ending December 31, 2014 does not reflect the adoption of FASB Accounting Standards Update No. 2015-02, which was adopted under the modified retrospective approach with an effective date of January 1,2015.

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GAAP to Non-GAAP Reconciliation – Stand Alone Reporting Basis (cont.) Total Sta nd Al one performa nce fee i ncome - rea l i zed $121,946 $146,494 Total Cons olidated Funds' performance fee income - rea lized (1,769) (95,308) Performa nce fee - real i zed recl a s s (2) (6,472) (1,856) Total Sta nd Al one performa nce fee income - unrea lized $31,648 $94,883 Total Cons olidated Funds' performance fee income - unrealized 6,187 (40,070) Performa nce fee - unrea l i zed recl a s s (2) (924) (12,731) Sta nd Al one net i nves tment i ncome (l os s ) ($2,526) $70,593 Cons olida ted Funds ' net inves tment income 25,702 731,269 Performa nce fee - recl as s (2) 7,396 14,587 Cha nge in value of contingent cons idera ti on 21,064 - Other non-ca s h expens e (110) (3,384) Merger-rel a ted expens es (15,444) - Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to a Stand Alone basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. The period ending December 31, 2014 does not reflect the adoption of FASB Accounting Standards Update No. 2015-02, which was adopted under the modified retrospective approach with an effective date of January 1,2015. 2. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company’s Condensed Consolidated Statements of Operations. Confidential – Not for Publication or Distribution 36 GAAP net investment income$36,082$813,065 Total GAAP performance fee income - unrealized$36,911$42,082 Total GAAP performance fee income - realized$113,705$49,330 $ in thousands Year ended December 31, 20152014(1) Performance fee and net investment income reconciliation:

Glossary ARCC Part I Fees ARCC Part I Fees refers to fees based on ARCC’s net investment income (before giving effect to ARCC Part I Fees and ARCC Part II Fees). ARCC Part II Fees ARCC Part II Fees refers to fees based on ARCC's net capital gains, which are paid annually. Ares Operating Group Units Ares Operating Group Units refer, collectively, to a partnership unit in each of the Ares Operating Group entities, which included Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P. and Ares Real Estate Holdings L.P. at June 30, 2016. Assets Under Management Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. A portion of our AUM may be cancelled or otherwise not available. No assurance can be made that all AUM will be invested. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities, and may include AUM that may be cancelled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated into our combined and consolidated financial statements. Distributable Earnings Distributable earnings (or “DE”), a non-GAAP measure, is an operating metric that assesses our performance without the effects of our consolidated funds and the impact of unrealized income and expenses, which generally fluctuate with fair value changes. Among other things, this metric also is used to assist in determining amounts potentially available for distribution. However, the declaration, payment, and determination of the amount of distributions to unitholders, if any, is at the sole discretion of our Board of Directors, which may change our distribution policy at any time. Distributable Earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund our operations. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation, realized net investment and other income, and is reduced by expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is typically presented before giving effect to unrealized performance fees, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, and equity compensation expense, among others. DE is presented prior to the effect of corporate income taxes, unless otherwise noted. Economic Net Income Economic net income (or “ENI”), a non-GAAP measure, is an operating metric used by management to evaluate total operating performance, a decision tool for deployment of resources, and an assessment of the performance of our business segments. ENI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our total operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers and acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

Glossary (cont’d) Fee Paying Assets Under Management Fee paying AUM (or “FPAUM”) refers to the AUM on which we directly earn management fees. Fee paying AUM is equal to the sum of all the individual fee bases of our funds that contribute directly to our management fees. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of new capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub advised accounts and CLOs. Incentive Eligible Assets Under Management Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). Confidential – Not for Publication or Distribution 38 OperationsIn addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared Management Groupresource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development, legal/compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance. Incentive GeneratingIncentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, Assets Underperformance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, Managementexcluding capital committed by us and our professionals (which generally is not subject to a performance fee). IGAUM only includes ARCC Part II Fees. Fee Related EarningsFee related earnings (or “FRE”), a non-GAAP measure, refers to a component of ENI that is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient cover operating expenses and generate profits. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative our performance. Fee Earning AssetsFee earning AUM (or “FEAUM”) refers to the AUM on which we directly or indirectly earn management fees. Fee earning AUM is equal Under Managementto the sum of all the individual fee bases of our funds that contribute directly or indirectly to our management fees.

Glossary (cont'd)

Our Funds	Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation ARCC, and a registered investment adviser.
Performance Related Earnings	Performance related earnings (or "PRE") , a non-GAAP measure, is used to assess our investment performance net of performance fee compensation. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and total investment and other income earned from our Consolidated Funds and non-consolidated funds.
Performance Fees	Performance fees refers to fees we earn based on the performance of a fund, which are generally based on certain specific hurdle rates as defined in the fund's investment management or partnership agreements and may be either an incentive fee or carried interest.
Permanent Capital	Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation ("ARCC"), Ares Commercial Real Estate Corporation ("ACRE"), and Ares Dynamic Credit Allocation Fund, Inc. ("ARDC"); such funds may be required, or elect, to return all or a portion of capital gains and investment income.
Senior Secured Loan Fund LLC	Senior Secured Loan Fund LLC (or ''SSLP'') is a program co-managed by a subsidiary of Ares through which ARCC co-invests with affiliates of General Electric Company.
Syndicated Loans Strategy	Syndicated loans strategy refers to a diversified portfolio of liquid, traded non-investment grade secured loans to corporate issuers, including an allocation to syndicated middle market loans.
Stand Alone	Results presented on a Stand Alone basis show the results of our reportable segments on a combined segment basis together with our Operations Management Group.
Total Fee Revenue	Total fee revenue refers to the sum of segment management fees and net performance fees.

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